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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pinnacle Entertainment, Inc. of our report on the financial statements of Pinnacle Entertainment, Inc., dated February 5, 2001, appearing in the Annual Report on Form 10-K of Pinnacle Entertainment, Inc. for the fiscal year ended December 31, 2000.

/s/ Arthur Andersen
_____________________
ARTHUR ANDERSEN LLP

Los Angeles, California
May 4, 2001